                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our report dated November 10, 1999, except for Note 11, as to which the date is December 15, 1999, in the Registration Statement (Form S-1) and related Prospectus of Diversa Corporation for the registration of shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

San Diego, California
December 15, 1999